Exhibit 99.1

PRESS RELEASE

Contacts:	Amy Farrell	Ricca Silverio
	Press Inquiries	Press Inquiries
	NMS Communications	Bock Communications
	1-508-271-1682	1-714-540-1030 ext. 24
	amy_farrell@nmss.com	rsilverio@bockpr.com

Pam Kukla
Investor Inquiries
NMS Communications
1-508-271-1611
pam_kukla@nmss.com

NMS Communications to Acquire Openera Technologies,

Leader in Mobile Handset Applications and Technologies

Positions NMS as mobile service enabler of end-to-end applications and services for the mobile Internet

Framingham, Mass. — February 13, 2006 — NMS Communications (NASDAQ: NMSS), a leading provider of technologies and solutions for mobile applications and infrastructure, today announced it has signed a definitive agreement to acquire Openera Technologies, a leading provider of mobile application handset solutions for converged mobile networks. Openera will become an integral part of NMS’s Mobile Applications business, reporting to Mark Grindeland, vice president and general manager.

Openera’s Mobile IMS Client serves as a single, simplified pathway for launching and managing Openera’s portfolio of presence-based applications, including Peer-to-Peer Video Sharing, Active Phone Book for community services, Push to Talk over Cellular and Instant Messaging. Openera’s SIP-based solutions enable the rapid delivery of these emerging IP multimedia communication services on mobile devices spanning 2.5G, 3G, IMS and WiFi networks.

The acquisition positions NMS as a leading mobile service enabler, delivering personalized, content-rich, user-centric applications and services. Openera’s integrated portfolio of client-based 3G and IMS mobile applications for smart-phone and feature-phone platforms complements NMS’s network-based applications and technology, enabling the company to deliver exciting new services to existing and new customers. The combined capabilities will provide mobile operators and next-generation service providers with an end-to-end solution – incorporating network integration, applications, content and an optimal user experience – targeted specifically at 3G wireless, IMS, and mobile Internet applications and services.

“We are very excited about the strategic value of this acquisition, which brings us important new applications, product expertise and customer relationships,” said Bob Schechter, NMS Communications’ chairman and CEO. “Through our MyCaller™ offering, NMS Communications has gained a substantial market footprint as a leading provider of ringback tones and personalized caller entertainment services. Leveraging that experience and this acquisition, we’ll bring to market a set of complete, end-to-end application solutions that incorporate subscriber ease of use and personalization, content search and discovery, and that set the stage for highly targeted and effective content marketing. These solutions will help operators and next-generation service providers realize the full potential of their network investments and customer relationships in today’s mobile communications services market and the rapidly emerging mobile Internet.”

“At Openera, we recognize the benefits of providing an end-to-end solution with a long-established industry leader like NMS,” said Joel Hughes, Openera CEO. “With the resulting ability to deliver community-based mobile applications, multimedia personal communications, licensed and user-generated content applications and complete mobile marketing solutions, NMS will be uniquely positioned to provide mobile operators with the next generation of high-value applications and technology that have the greatest impact on their business.”

“The merger represents a strong validation of Openera’s market and technology leadership and of our core belief that world-class technology products can be conceptualized, designed and developed in India,” said Jawad Ayaz, Openera founder and CTO. “We firmly believe that the unique strengths of the individual businesses will come together to create an entity that will be a market leader in the wireless applications space.”

NMS will maintain Openera’s operations in Bangalore, India, and Hughes and Ayaz will play critical roles at NMS in the ongoing development of the company’s Mobile Applications business.

Completion of the transaction is expected to occur within the next few weeks, for consideration of $16.4 million in stock, approximately 51 percent of which is contingent upon the continued employment of key employees of Openera over the 30-month period following the closing. The company anticipates the financial effect of the transaction to be neutral to its 2006 earnings, before taking into account the effect of amortization of the non-cash compensation and other purchased intangibles. The effect of these non-cash amortization charges will be determined based on an asset valuation analysis yet to be completed and will have a significant effect on the company’s GAAP earnings.

A conference call will be held on Tuesday, February 14, 2006 at 11:00 am ET to discuss the details of the announcement. The call will be available live via the Internet by accessing the NMS web site at http://www.nmscommunications.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN’s Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

A replay will be available on the website www.nmscommunications.com. Access the Investor section of the website and click on Audio and Video Archives, or you may listen to the replay by calling 1-201-612-7415 and entering the account #8039 and conference ID #193030. The replay will be available from Tuesday, February 14, 2006 at 2:00 pm ET through Tuesday, February 21, 2006 at 12:00 noon ET.

About NMS Communications

NMS Communications (NASDAQ:NMSS) is a leading provider of technologies and solutions for mobile applications and infrastructure. NMS develops products that enable new mobile voice, data and video applications and improve the performance and quality of wireless networks, helping our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.

Statements in this document expressing the beliefs and expectations of management regarding future performance, including without limitation the anticipated effect of the Openera Technologies acquisition on the Company’s 2006 earnings, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, risks relating to the integration of Openera’s business with the business of the Company, uncertainty in communications spending, the implementation of the Company’s strategic repositioning and market acceptance of the Company’s new solutions strategy, quarterly fluctuations in financial results, the Company’s ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company’s contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2004 and subsequent interim reports. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

# # #

NMS Communications and MyCaller are trademarks of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.